ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 26, 1999


                    IMPORTANT REMINDER - PLEASE ACT PROMPTLY


Dear Shareholder:

         We have previously sent you proxy soliciting material pertaining to the Annual Meeting of Stockholders of the Company.

         According to our latest records, we have not received your voting instructions. Stockholders are being asked to consider important proposals at the Annual Meeting and it is especially important that your shares be represented.

         IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR NOMINEE, THEY CAN ONLY BE VOTED ON ONE OR MORE PROPOSALS WITH YOUR SPECIFIC INSTRUCTIONS.

         We urge you to read the description of the proposals contained in the Proxy Statement previously sent to you and return your voting instructions as soon as possible.

CHEMFAB CORPORATION

                    YOUR PROMPT ATTENTION WILL BE APPRECIATED